                                                                  Exhibit 11(b).
                                                                  --------------

               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                -----------------------------------------------
                                  (unaudited)


                                                             Nine Months Ended Sept. 30
                                                      --------------------------------------
                                                             1997                 1996
                                                      -----------------    -----------------
Net earnings                                               $318,718,000         $227,302,000
                                                      =================    =================

Weighted average number of common and common
  equivalent shares outstanding:
     Weighted average common shares outstanding             136,966,072          136,826,427
     Dilutive effect of stock options after
      application
       of treasury-stock method                               3,678,871            3,651,104
                                                      -----------------    -----------------
                                                            140,644,943          140,477,531
                                                      =================    =================

Earnings per share                                                $2.27                $1.62
                                                                  =====                =====
                                                            Three Months Ended Sept. 30
                                                      --------------------------------------
                                                             1997                 1996
                                                      -----------------    -----------------
Net earnings                                               $118,822,000         $ 85,518,000
                                                      =================    =================

Weighted average number of common and common
  equivalent shares outstanding:
     Weighted average common shares outstanding             136,073,863          137,329,239
     Dilutive effect of stock options after
      application of treasury-stock method                    4,822,348            4,135,900
                                                      -----------------    -----------------
                                                            140,896,211          141,465,139
                                                      =================    =================

Earnings per share                                                 $.84                 $.60
                                                                   ====                 ====